                                                                     EXHIBIT 3.1


                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                          OF THE TRIZETTO GROUP, INC.,
                             A DELAWARE CORPORATION
                        (Pursuant to Section 242 and 245)

     The undersigned, Jeffrey H. Margolis, hereby certifies that:

     ONE: He is the President of said corporation.

     TWO: The corporation was originally incorporated under the name MC Health Holdings, Inc.; the original Certificate of Incorporation of said corporation was originally filed with the Secretary of State of Delaware on May 27, 1997.

     THREE: The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on April 29, 1998.

     FOUR: A Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on October 28, 1998.

     FIVE: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                    ARTICLE 1

     The name of this Corporation is The TriZetto Group, Inc. (the
"Corporation").

                                    ARTICLE 2

     The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

                                    ARTICLE 3

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.

                                    ARTICLE 4

     4.1 CLASSES OF STOCK. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 40,391,608 shares, consisting of (a) 30,000,000 shares of Common Stock, $.001 par value (the "Common Stock"), and (b) 10,391,608 shares of Preferred Stock, $.001 par value (the "Preferred Stock"), of which 4,545,454 shares have been designated as Series A Preferred Stock and 1,730,770 shares have been designated as Series B Preferred Stock, with the rights and preferences set forth below.

     4.2 RIGHTS, PREFERENCES AND RESTRICTIONS OF PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

     The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

          a. The number of shares constituting that series and the distinctive designation of that series;

          b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

          c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

          d. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

          e. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

          f. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund; and

          g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

     4.3 RIGHTS, PREFERENCES AND RESTRICTIONS OF SERIES A PREFERRED STOCK AND SERIES B PREFERRED STOCK.

          a. Dividend Rights. Subject to the rights of any series of Preferred Stock which may from time to time come into existence, the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the annual rate of $.1144 and $.208 per share, payable on a pari passu basis, when, as and if declared by the Board of Directors. Dividends on the Series A Preferred Stock and the Series B Preferred Stock shall cumulate and shall accrue if not paid, but only for purposes of Sections 4.3b and 4.3c and not for payment, whether or not the earnings of the Corporation in that previous fiscal year were sufficient to pay such dividends in whole or in part. No dividends or other distributions shall be made with respect to the Common Stock during any fiscal year of the

Corporation until the holders of the Series A Preferred Stock and the Series B Preferred Stock have received an aggregate amount equal to the liquidation preferences set forth in Section 4.3b below with respect to the Series A Preferred Stock and the Series B Preferred Stock and unless dividends in the total amount payable per share of Common Stock shall have also been paid on each share of Series A Preferred Stock and Series B Preferred Stock (based on the number of shares of Common Stock each such share of Series A Preferred Stock and Series B Preferred Stock is then convertible) during that fiscal year.

          b. Liquidation Rights.

               (1) Preference. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, subject to the rights of any series of Preferred Stock which may from time to time come into existence, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $1.43 for each outstanding share of Series A Preferred Stock (the "Series A Original Issue Price"), as adjusted for stock splits, stock dividends or similar events described in Section 4.3e(4), (ii) $2.60 for each outstanding share of Series B Preferred Stock (the "Series B Original Issue Price"), as adjusted for stock splits, stock dividends or similar events described in Section 4.3e(4), and
(iii) an amount equal to accrued but unpaid dividends on such shares (such amount of accrued but unpaid dividends being referred to herein as the "Premium"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, subject to the rights of any series of Preferred Stock which may from time to time come into existence, the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the Series B Preferred Stock with each such holder to receive an amount equal to the aggregate assets and funds to be distributed multiplied by a fraction, the numerator of which is the aggregate liquidation preferences of all the shares of Series A Preferred Stock and Series B Preferred Stock held by such holder and the denominator of which is the aggregate liquidation preferences of all of the shares of Series A Preferred Stock and Series B Preferred Stock then outstanding.

               (2) Further Distribution. After the distribution described in
Section 4.3b(1) have been paid, subject to the rights of any series of Preferred Stock which may from time to time come into existence, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among the holders of Common Stock pro rata.

               (3) Mergers, Consolidations, etc. Any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) which will result in the Corporation's stockholders immediately prior to such transaction not holding (by virtue of such shares or securities issued solely with respect thereto) at least 50% of the voting power of the surviving or continuing entity, or a sale of all or substantially all of the assets of the Corporation, unless the Corporation's stockholders immediately prior to such sale will, as a result of such sale, hold (by virtue of securities issued as consideration for the Corporation's sale) at least 50% of the voting power of the purchasing entity, will be deemed to be a liquidation and such stockholders shall be entitled to distributions as described in Sections 4.3b(1) and 4.3b(2) above. In any such events, if the consideration received by the Corporation is other than cash or securities, its value will be deemed its fair market value, as mutually determined by the Corporation's Board of Directors and the holders of seventy-five percent (75%) of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class. Any securities to be delivered to the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be valued as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below:

                         (A) If traded on a securities exchange or reported on
the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the closing:

                         (B) If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and

                         (C) If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation's Board of Directors and the holders of seventy-five percent (75%) of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of seventy-five percent (75%) of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class.

                    (iii) The Corporation shall give each holder of record of Series A Preferred Stock and Series B Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4.3, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of seventy-five percent (75%) of the Series A Preferred Stock and the Series B Preferred Stock, voting together as a single class.

                    (iv) In the event the requirements of this Section 4.3 are not complied with, the Corporation shall forthwith either:

                         (A) cause such transaction to be postponed until such
time as the requirements of this Section 4.3 have been complied with; or

                         (B) cancel such transaction, in which event the rights,
preferences and privileges of the holders of the Series A Preferred Stock and the Series B Preferred Stock shall revert to and be the same as such rights, preferences and privilege existing immediately prior to the date of the first notice referred to in Section 4.3b(4)(iii) hereof.

                    (v) The provisions of this section are in addition to the protective provisions of Section 6 hereof.

               c. Redemption.

                    (1) Series A Preferred Stock and Series B Preferred Stock. From and after March 31, 2004, each holder of the Series A Preferred Stock and the Series B Preferred Stock, upon the written approval of the holders of at least seventy-five percent (75%) of the Series A Preferred Stock and the Series B Preferred Stock then outstanding (voting together as a single class), may, at its option, at any time (and from time to time), require the Corporation to redeem all or a part of the Series A Preferred Stock and the Series B Preferred Stock held by such holders by delivery of a written notice requesting such redemption and the number of shares to be redeemed (the "Redemption Notice"). Within five (5) days after the receipt of a Redemption Notice (the "Date of Receipt"), the Corporation shall deliver written notice to all other holders of Series A Preferred Stock and Series B Preferred Stock informing each such holder of (1) the receipt of such Redemption Notice, (2) the Date of Receipt, (3) the number of shares of Series A Preferred Stock and Series B Preferred Stock requested to be redeemed in the Redemption Notice, and (4) the total number of shares of Series A Preferred Stock and Series B Preferred Stock outstanding as of the Date of Receipt. Any such holder desiring to have any of its Series A Preferred Stock and Series B Preferred Stock redeemed by the Corporation in accordance with the below schedule shall have until thirty (30) days after the Date of Receipt (the "Exercise Period") in which to notify the Corporation of the number of shares of Series A Preferred Stock and Series B Preferred Stock which such holder desires the Corporation to redeem. The total number of shares of Series A Preferred Stock and Series B Preferred Stock which are so requested to be redeemed by all holders of Series A Preferred Stock and Series B Preferred Stock are referred to herein as the "Redemption Shares". The Company shall redeem such shares either in full fifteen (15) days after the end of the Exercise Period or in three equal redemptions according to the following schedule: (i) one-third of the Redemption Shares fifteen (15) days after the end of the Exercise Period; (ii) one-half of the remaining amount of Redemption Shares which have not previously been redeemed on the first anniversary of the Redemption Notice; and (iii) all of the remaining amount of Redemption Shares which have not previously been redeemed on the second anniversary of the Redemption Notice (the "Redemption Dates"). The Corporation shall redeem the Redemption Shares at a price equal to the Series A Original Issue Price or the Series B Original Issue Price (as applicable), as adjusted for stock splits, stock dividends or similar events described in Section 4.3e(4), plus the Premium, if any, for each such share as of the applicable Redemption Date (the "Redemption Price"). The Corporation shall pay for shares redeemed hereunder by delivery of cash in the amount of the Redemption Price for the shares to be so redeemed on the respective Redemption Dates.

                    (2) Surrender of Stock. On or before each Redemption Date, each holder of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed, unless the holder has exercised its right to convert the shares as provided in Section 4.3e hereof, shall surrender the certificate or certificates representing such shares to the Corporation, and thereupon the Redemption

Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be cancelled and retired. In the event less than all of the shares represented by such certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the holder of such shares.

                    (3) Partial Redemption. From and after each Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders as to the shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, if the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock and Series B Preferred Stock on any Redemption Date are insufficient to redeem the total number of such shares to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares proportionately among the holders of such shares to be redeemed based upon the aggregate Redemption Price of their holdings of Series A Preferred Stock and Series B Preferred Stock as of the Redemption Date. The shares of Series A Preferred Stock and Series B Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. Subject to the rights of any series of Preferred Stock that may from time to time come into existence, at any time thereafter when additional funds of the Corporation are legally available for the redemption of shares of Series A Preferred Stock and Series B Preferred Stock such funds will immediately be used to redeem the balance of the shares which the Corporation has become obliged to redeem on any Redemption Date but which it has not redeemed in accordance with the foregoing provisions.

                    (4) Deposit of Redemption Price. On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares designated for redemption and not yet redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000 as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered its share certificate to the Corporation pursuant to Section 4.3c(2) above. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 4.3c(4) for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 4.3e hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 4.3c remaining unclaimed at the expiration of two (2) years following the applicable Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.

               d. Voting Rights.

                    (1) Generally. Except as otherwise required by law or this provision, each share of Series A Preferred Stock and Series B Preferred Stock shall entitle the holder thereof to such number of votes per share as shall equal the number of shares of Common Stock into which each share of Series A Preferred Stock and Series B Preferred Stock is then convertible, and each such holder of Series A Preferred Stock and Series B Preferred Stock shall be entitled to vote on all matters as to which holders of Common Stock shall be entitled to vote, in the same manner and with the same effect as such holders of Common Stock, voting together with the holders of Common Stock as one class.

                    (2) Election of Directors. The holders of the Series A Preferred Stock and the Series B Preferred Stock shall have the right, voting together as a single class, to elect two (2) directors. In addition, the holders of Series A Preferred Stock and the Series B Preferred Stock, voting together with the holders of Common Stock as one class, shall be entitled to elect two additional directors.

               e. Conversion Rights.

                    (1) Right to Convert. Each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible into Common Stock at any time at the option of the respective holders of Series A Preferred Stock and Series B Preferred Stock. The number of shares of Common Stock issuable with respect to any share of Series A Preferred Stock and Series B Preferred Stock upon conversion shall be determined by dividing $1.43 and $2.60, respectively, by the applicable Conversion Price (as defined below) in effect at the date of conversion. The initial conversion price per share of Series A Preferred Stock and Series B Preferred Stock shall be $1.43 and $2.60, respectively (the "Series A Conversion Price" and the "Series B Conversion Price," respectively), which shall be subject to adjustment from time to time as provided in Section 4.3e(4) below. In effecting the conversion, accrued unpaid dividends on the Series A Preferred Stock and the Series B Preferred Stock, if any, shall be disregarded and cancelled. The Corporation shall reserve and keep reserved out of its authorized but unissued shares of Common Stock sufficient shares to effect the conversion of all shares of Series A Preferred Stock and Series B Preferred Stock outstanding from time to time.

                    (2) Mechanics of Conversion. A holder of Preferred Stock desiring to convert shall deliver the share certificate to the Corporation's transfer agent if it has one, or otherwise to the Corporation at its principal executive office, accompanied by written request to convert, specifying the number of shares to be converted, and the name or names in which certificates for shares of Common Stock are to be issued. The endorsement of the share certificate and the request to convert shall be in form satisfactory to the transfer agent or the Corporation, as the case may be. Upon the date of such delivery the conversion is deemed to have occurred and the person entitled to receive share certificates for Common Stock shall be regarded for all corporate purposes from and after such date as the holder of the number of shares of Common Stock to which such holder is entitled upon the conversion. This Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                    (3) Automatic Conversion.

                         (i) Each share of Series A Preferred Stock and Series B
Preferred Stock shall automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the closing of a sale of Common Stock by the Corporation in an underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, (x) from which the aggregate gross proceeds (prior to underwriters' commissions and expenses) exceed $15,000,000 and (y) at a public offering price equal to or exceeding $6.50 per share. On and after this conversion date, notwithstanding that any certificates for shares of the Preferred Stock shall not have been surrendered for conversion, the shares of Preferred Stock evidenced thereby shall be deemed to be no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the rights of the holder to receive the shares of Common Stock to which such holder shall be entitled upon conversion thereof.

                         (ii) Each share of Series A Preferred Stock shall
automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the election of holders of seventy-five percent (75%) of the then outstanding Series A Preferred Stock voting together as a separate class.

                         (iii) Each share of Series B Preferred Stock shall
automatically be converted into shares of Common Stock at the then effective applicable Conversion Price upon the election of holder of fifty percent (50%) of the then outstanding Series B Preferred Stock, voting together as a separate class.

                    (4) Conversion Price Adjustments of Preferred Stock. In the event of a stock split, reverse stock split, stock dividend, reorganization or recapitalization affecting the number of shares of Common Stock outstanding, the Series A Conversion Price and Series B Conversion Price shall be proportionately revised so as to fairly and equitably preserve the conversion rights of the Series A Preferred Stock and the Series B Preferred Stock. The Conversion Price for Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment as set forth in Sections 4.3e(4)(i) through 4.3e(4)(iv) below as follows:

                         (i) (A) If the Corporation shall issue any Additional
Stock (as defined below) without consideration or for a consideration per share less than the applicable Conversion Price for the Series A Preferred Stock or Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for such series of Preferred Stock in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                              (x) an amount equal to the sum of:

                                   1. the aggregate purchase price of the shares
of the series of Preferred Stock; plus

                                   2. the aggregate consideration, if any,
received by the Corporation for all Additional Stock issued on or after the date of the first purchase from the Corporation of the series of Preferred Stock (the "Purchase Date" for such series of Preferred Stock);

                              (y) an amount equal to the sum of:

                                   1. the aggregate purchase price of the shares
of the series of Preferred Stock divided by the applicable Conversion Price for the series of Preferred Stock in effect on the Purchase Date (or such higher or lower Conversion Price for such series as results from the application of Sections 4.3e(4)(iii) and (iv)),

                                   2. the number of shares of Additional Stock
issued since the Purchase Date (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the application of Sections 4.3e(4)(iii) and (iv));
provided, however, that the foregoing calculation shall not take into account shares deemed issued pursuant to Section 4.3e(4)(i)(E) on account of options, rights or convertible or exchangeable securities (or the actual or deemed consideration therefor), except to the extent (i) such options, rights or convertible securities have been exercised or converted, or (ii) the consideration to be paid upon such exercise, conversion or exchange per share of underlying Common Stock is less than or equal to the per share consideration for the Additional Stock which has given rise to the applicable Conversion Price adjustment being calculated.

                         (B) No adjustment of the Conversion Price for any
series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections 4.3e(4)(i)(E)(3) and 4.3e(4)(i)(E)(4), no adjustment of such Conversion Price pursuant to this Section 4.3e(4)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                         (C) In the case of the issuance of Common Stock for
cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (D) In the case of the issuance of the Common Stock for
a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board of Directors in good faith irrespective of any accounting treatment.

                         (E) In the case of the issuance (whether before, on or
after the Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection e(4)(i) and subsection e(4)(ii):

                              1. The aggregate maximum number of shares of
Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 5(d)(i)(C) and (d)(i)(D)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              2. The aggregate maximum number of shares of
Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.3e(4)(i)(C) and 4.3e(4)(i)(D)).

                              3. In the event of any change in the number of
shares of Common Stock deliverable or in the consideration payable to this Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              4. Upon the expiration of any such option or
rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              5. The number of shares of Common Stock deemed
issued and the consideration deemed paid therefor pursuant to Sections 4.3e(4)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section
4.3e(4)(i)(E)(3) or (4).

                    (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 4.3e(4)(i)(E)) by the Corporation after the Purchase Date other than:

                         (A) Common Stock issued pursuant to a transaction
described in Section 4.3e(4)(iii) hereof,

                         (B) up to 2,925,000 shares of Common Stock, issuable or
issued to officers, directors, employees, consultants, vendors, or other persons with important business relationships with, the Corporation directly or pursuant to a stock option plan, or restricted stock plan, a stock purchase agreement or similar plan or arrangement approved by the Board of Directors of this Corporation, including any such shares subject to options existing on the applicable Purchase Date for the Series A Preferred Stock and the Series B Preferred Stock,

                         (C) the Series A Preferred Stock, the Series B
Preferred Stock or the Common Stock issuable upon conversion of the Series A Preferred Stock and the Series B Preferred Stock,

                         (D) shares of Common Stock issued as a dividend or
distribution on Series A Preferred Stock and Series B Preferred Stock,

                         (E) Common Stock issued in a public offering in which
the Series A Preferred Stock and the Series B Preferred Stock is converted into Common Stock.

                    (iii) In the event the Corporation should at any time or from time to time after the Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Conversion Price of the Series A Preferred Stock and the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to Common Stock Equivalents, with the number of shares issuable with respect to Common Stock Equivalents determined from time to time in the manner provided for deemed issuances in Section 4.3e(4)(i)(E).

                    (iv) If the number of shares of Common Stock outstanding at any time after the Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A Preferred Stock and the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               (5) Special Mandatory Conversion.

                    (i) If any holder of shares of Series A Stock Preferred Stock and Series B Preferred Stock is entitled to exercise the right of first refusal as set forth in Section 2.1 of First Amended and Restated Investor Rights Agreement (the "Investor Rights Agreement") dated as of April __, 1999, as may be amended from time to time, between the Corporation and the other parties named therein (the "Right of First Refusal") with respect to any offering of securities ("Offering") by the Corporation for a purchase price which is less than the then effective Conversion Price for such series of Preferred Stock, and (i) the Corporation has fully complied in all respects with its obligations pursuant to Section 2.1 of the Investor Rights Agreement in respect thereof, and (ii) the provisions of the Right of First Refusal have not been waived at the request of the Corporation by such holder, and if such holder (a "Non-Participating Holder"), by exercise or failure to exercise of such holder's Right of First Refusal, acquires less than his Special Proportionate Percentage (as hereinafter defined) of the Allocated Offered Securities (as hereinafter defined) offered to the holders of Series A Preferred Stock and Series B Preferred Stock in such Offering (a "Mandatory Offering"), then each of such holder's shares of Series A Preferred Stock and Series B Preferred Stock shall automatically and without further action of the part of such holder be converted (the "Special Mandatory Conversion") effective subject to and concurrently with consummation of the Mandatory Offering (the "Mandatory Offering Date") into one share (appropriately adjusted to reflect the occurrence of any event described in Section 4.3e) of newly created series of Preferred Stock (having such number of shares as the Board of Directors may by resolution fix) which series shall be identical in respects to the Series A Preferred Stock and Series B Preferred Stock, as the case may be (and shall vote with and be entitled to consent with, the Series A Preferred Stock and Series B Preferred Stock as the case may be), except that the Conversion Price of each such series shall be fixed immediately prior to the Mandatory Offering Date and shall be subject to no adjustments in connection with such Offering or any subsequent Offering. The Board of Directors and the holders of Series A Preferred Stock and Series B Preferred Stock shall take all necessary actions to designate such new series and holders of Series A Preferred Stock and Series B Preferred Stock shall be deemed to have consented to the designation of such new series. Upon such conversion, the shares of Series A Preferred Stock and Series B Preferred Stock so converted shall be canceled and not subject to reissuance and shall revert back to authorized but undesignated shares of Preferred Stock. As used in this Section 4.3e(5), the following terms shall have the following respective meanings:

                         (A) "Allocated Offered Securities" shall mean, as to
any holder of Series A Preferred Stock and Series B Preferred Stock, that portion of the gross amount of offered securities which has expressly been allocated by the Board of Directors for purchase by the holders of the Series A Preferred Stock and Series B Preferred Stock as a group, it being understood that for purposes of this Section 4.3e(5) that Allocated Offered Securities may represent an amount of offered securities that is less (but in no event greater) than the amount of offered securities which the Corporation is otherwise required to offer to the holders of Series A Preferred Stock and Series B Preferred Stock pursuant to Section 2.1 of the Investor Rights Agreement; and

                         (B) "Special Proportionate Percentage" shall mean as to
any holder of Series A Preferred Stock and Series B Preferred Stock, that percentage figure which expresses the ratio which (1) the number of shares of outstanding Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock and Series B Preferred Stock then owned by such holder bears to (2) the aggregate number of shares of outstanding Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock and Series B Preferred Stock then owned by all holders of shares of Series A Preferred Stock and Series B Preferred Stock. For purposes solely of the computation required for determination of the Special Proportionate Percentage, each holder of outstanding Series A Preferred Stock and Series B Preferred Stock shall be treated as the holder of the number of shares of Common Stock which would be issuable to such holder upon conversion, exercise or exchange of all securities held by such holder at the time of such Offering, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock.

                    (ii) The holder of any shares of Series A Preferred Stock and Series B Preferred Stock converted pursuant to the Section 4.3e(5) shall deliver to the Corporation during regular business hours at the office of any transfer agent of the Corporation for the Series A Preferred Stock and Series B Preferred Stock, or at such other place as may be designated by the Corporation, the certificate or certificates for the shares so converted, duly endorsed or assigned in blank or to the Corporation. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the number of shares of the new series of preferred stock, to which such holder is entitled. The person in whose name the certificate for such new series of preferred stock is to be issued shall be deemed to have become a stockholder of record on the Mandatory Offering Date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open.

                    (iii) In the event that at any time the Special Mandatory Conversion shall not be effective as to all shares of the Series A Preferred Stock and Series B Preferred Stock then outstanding, the Board of Directors, holders of Series A Preferred Stock and Series B Preferred Stock (and any shares of any other new series of Preferred Stock created pursuant to the previous
Section 4.3e(5)(i)), shall take all necessary actions to designate new series of Preferred Stock (having such distinctive designations and number of shares as the Board of Directors may by resolution fix) on each such subsequent occasion that (i) any Offering occurs, and (ii) any holder of Series A Preferred Stock and Series B Preferred Stock does not by exercise of such holder's Right of First Refusal acquire its Special Proportionate Percentage of the Allocated Offered Securities then so offered to the holders of Series A Preferred Stock and Series B Preferred Stock. Each share of such Non-Participating Holder's shares of Series A Preferred Stock and Series B Preferred Stock shall be converted into one share of such newly-created series of preferred stock (appropriately adjusted to reflect the occurrence of any event described in Section 4.3e), concurrently with the consummation of the subject Mandatory Offering. Such new series of preferred stock shall be identical in all respects (and shall vote with and be entitled to consent with, the Series A Preferred Stock and Series B Preferred Stock, as the case may be), except with respect to the Conversion Price then in effect, to the new series of Preferred Stock created pursuant to the provisions of Section 4.3e(5)(i). The holders of Series A Preferred Stock and Series B Preferred Stock (and any shares of such new series of Preferred Stock designated pursuant to this Section 4.3e(5)) shall be deemed to have consented to the designation of such new series.

               (6) Other Distributions. In the event the Corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.3e(4)(iii), then, in each such case for the purpose of this Section 4.3e(5), the holders of the outstanding shares of Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

               (7) Recapitalizations. If, at any time or from time to time, there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4.3e or Section 4.3b provision shall be made so that the holders of the outstanding shares of Preferred Stock shall thereafter be entitled to receive upon conversion of such Preferred Stock the number of shares of stock or other securities or property of the Corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4.3e with respect to the rights of the holders of the outstanding shares of Preferred Stock after the recapitalization to the end that the provisions of this Section 4.3e (including adjustment of the respective Conversion Price then in effect and the number of shares purchasable upon conversion of such Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (8) No Impairment. The Corporation will not, by amendment or supplement of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section e and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

               (9) No Fractional Shares and Certificates as to Adjustments.

                    (i) No fractional shares shall be issued upon conversion of any share of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share with .5 and above being rounded up. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                    (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of any shares of Preferred Stock pursuant to this
Section 4.3e, the Corporation,
at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock of the series held by such holder.

                    (10) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right and the amount and character of such dividend, distribution or right.

                    (11) Reservation of Stock Issuable Upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this certificate.

                    (12) Notices. Any notice required by the provisions of this
Section 4.3e to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of this Corporation.

               f. Protective Provisions.

                    (1) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class.

                         (i) amend or waive any provision of the Corporation's
Certificate of Incorporation or Bylaws;

                         (ii) change the authorized number of directors from
six;

                         (iii) sell, convey, lease, license or otherwise dispose
of (in one transaction or a series of related transactions) all or substantially all of its assets, property or business; liquidate, dissolve or wind up the Corporation's business; or merge into or consolidate with any other corporation (other than a wholly-owned subsidiary corporation); or effect any transaction or series of related transactions in which more than 50% of the voting power of the Corporation is disposed of; or

                         (iv) increase or decrease (other than by redemption or
conversion) the total number of authorized shares of Series A Preferred Stock or Series B Preferred Stock or any other class of capital stock; or

                         (v) do any act or thing which would result in taxation
of the holders of shares of the Series A Preferred Stock or the Series B Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended (or any comparable provision of the Internal Revenue Code as hereafter from time to time amended); or

                         (vi) acquire, or permit any of its subsidiaries to
acquire, any interest in any company or business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including, without limitation, the assumption of liabilities whether direct or indirect exceeding $1,000,000); or

                         (vii) create, incur, assume or suffer to exist, or
permit any subsidiary to create, incur, assume of suffer to exist, Indebtedness exceeding an aggregate principal amount of $1,000,000 outstanding at any time on a consolidated basis. (For purposes hereof, "Indebtedness" shall mean indebtedness for borrowed money and any guarantees of debts or obligations of another person or entity); or

                         (viii) make or permit any of its subsidiaries to make,
any capital expenditures (including, without limitation, payments with respect to capitalized leases, as determined in accordance with GAAP) exceeding $1,000,000 in the aggregate on a consolidated basis for the Company and its subsidiaries in any twelve (12) month period following the date hereof; or

                         (ix) enter or permit any of its subsidiaries to enter
into any leases or other rental agreements (excluding capitalized leases, as determined in accordance with GAAP) under which the amount of the aggregate lease payments for all such agreements exceeds $1,000,000 on a consolidated basis for the Company and its subsidiaries in any twelve (12) month period following the date hereof; or

                         (x) create or commit the Company to enter into a joint
venture, license agreement, or exclusive marketing or other distribution agreement or arrangement with respect to the Company's products or services, other than in the ordinary course of business.

                    (2) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least seventy-five percent (75%) of the then outstanding shares of Series A Preferred Stock:

                         (i) amend or waive any provision of the Corporation's
Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of Series A Preferred Stock, or alter or change the powers, preferences, or special rights of the shares of Series A Preferred Stock so as to affect them adversely; or

                         (ii) pay or declare any dividend on shares of Common
Stock, or purchase, redeem or otherwise acquire any of the Common Stock of the Corporation; provided, however, that this restriction shall not apply to, and the Corporation may, repurchase of shares of Common Stock from directors, officers, consultants, vendors or employees of, or others with important business relationships with, the Corporation or any subsidiary pursuant to agreements approved by the Corporation's Board of Directors under which the Corporation has a right of first refusal with respect to such shares or the option or obligation to repurchase such shares upon the occurrence of certain events, including the termination of employment or services; or

                         (iii) enter into, or permit any of its subsidiaries to
enter into, the ownership, active management or operation of any business other than the provision of consultative and outsourced information technology services and solutions as conducted by the Company and its subsidiaries as of the date of first issuance of Series A Preferred Stock hereof and as presently proposed to be conducted pursuant to the Company's business plan and business activities ancillary thereto.

                    (3) The Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least fifty percent (50%) of the then outstanding shares of Series B Preferred
Stock:

                         (i) amend or waive any provision of the Corporation's
Certificate of Incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of Series B Preferred Stock, or alter or change the powers, preferences, or special rights of the shares of Series B Preferred Stock so as to affect them adversely; or

                         (ii) pay or declare any dividend on shares of Common
Stock, or purchase, redeem or otherwise acquire any of the Common Stock of the Corporation; provided, however, that this restriction shall not apply to, and the Corporation may, repurchase of shares of Common Stock from directors, officers, consultants, vendors or employees of, or others with important business relationships with, the Corporation or any subsidiary pursuant to agreements approved by the Corporation's Board of Directors under which the Corporation has a right of first refusal with respect to such shares or the option or obligation to repurchase such shares upon the occurrence of certain events, including the termination of employment or services; or

                         (iii) enter into, or permit any of its subsidiaries to
enter into, the ownership, active management or operation of any business other than the provision of consultative and outsourced information technology services and solutions as conducted by the Company and its subsidiaries as of the date of first issuance of Series A Preferred Stock hereof and as presently proposed to be conducted pursuant to the Company's business plan and business activities ancillary thereto.

     4.4 RIGHTS OF THE COMMON STOCK.

          a. Election of Directors. The holders of the Corporation's Common Stock shall have the right, voting as a separate class, to elect two (2) directors. In addition, the holders of Common Stock, voting together with the holders of Series A Preferred Stock and Series B Preferred Stock as one class, shall be entitled to elect two additional directors.

          b. Liquidation Rights. The holders of Common Stock shall have the rights listed in Section 4.3b(2) of this Article 4 in the event of an liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary.

          c. Change in Number of Authorized Shares of Common Stock. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation law of Delaware.

                                    ARTICLE 5

     5.1 The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

     5.2 Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

                                    ARTICLE 6

     6.1 A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article 6 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE 7

     7.1 The Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation.

     SIX: The foregoing Amended and Restated Certificate of Incorporation has been approved by the Board of Directors in accordance with Section 141(i) of the General Corporation Law of the State of Delaware.

     SEVEN: The foregoing Amended and Restated Certificate of Incorporation has been approved by the stockholders of the Corporation by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware.

     EIGHT: The foregoing Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the applicable provisions of Section 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, THE TRIZETTO GROUP, INC. has caused this certificate to be signed by the undersigned, and the undersigned has executed this certificate and affirms the foregoing as true and under penalty of perjury this ___ day of April 1999.


                                        ----------------------------------------
                                        Jeffrey H. Margolis, President